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                                                                    Exhibit 23.3



             CONSENT OF LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.

     As independent public accountants, we hereby consent (i) to the use of our reports on the financial statements of Genesis Merchant Group Securities, LLC for each of the three fiscal years ended December 31, 1997, 1996, and 1995 included in or made a part of JWGenesis Financial Corp.'s Registration Statement on Form S-4 and (ii) to the use of all references to our firm in such registration statement.

                                 LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.


                                 /s/ Lallman, Feltman, Shelton & Peterson, P.A.
                                 ----------------------------------------------



Ketchum, Idaho
March 9, 1998